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                                                                    EXHIBIT 4.14

                                                                      [BAR CODE]
                                                          OFFICIAL RECORDS OF
                                                        MARICOPA COUNTY RECORDER
                                                             HELEN PURCELL
                                                     2003-1715295 12/22/03 10:17
                                                                1 OF 1
                                                                       SOTOR

                       ABOVE SPACE RESERVED FOR RECORDING

This instrument prepared by:

Timothy N. Tucker, Esq.
King & Spalding LLP
191 Peachtree Street
Atlanta, Georgia 30303

             LEASEHOLD DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS
                      SECURITY AGREEMENT AND FIXTURE FILING

                         (SCOTTSDALE, ARIZONA LOCATION)

         This LEASEHOLD DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING ("Deed of Trust"), dated as of December 15, 2003, is made by GOLFSMITH USA, L.L.C., a Delaware limited liability company, as trustor (hereinafter called "Grantor"), whose mailing address is 11000 N. IH-35, Austin, Texas 78753, to CHICAGO TITLE INSURANCE COMPANY, as trustee (hereinafter called the "Trustee"), whose mailing address is 2415 Camelback Road, Suite 300 Phoenix, Arizona 85016, for the benefit of U.S. BANK TRUST NATIONAL ASSOCIATION, as Collateral Agent under the Indenture for the Holders, as defined in the Indenture, as beneficiary (hereinafter called the "Collateral Agent"), whose mailing address is 100 Wall Street, 16th Floor, New York, New York 10005. The "Indenture" is that Indenture, dated as of October 15, 2002, by and among Golfsmith International, Inc., a Delaware corporation, U.S. Bank Trust National Association, as Trustee and the Guarantors, as defined therein, as amended, restated or otherwise modified from time to time.

         For and in consideration of the sum of Ten Dollars ($10.00) and other valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, and in order to secure the indebtedness and other obligations hereinafter set forth, Grantor does hereby GRANT, BARGAIN, SELL and CONVEY unto Trustee and its successors and assigns, in trust, with power of sale, for the benefit of the Collateral Agent, and its successors and assigns, the following:

         (A) Grantor's leasehold interest and estate created by and arising pursuant to that certain Sublease, dated October 10, 2003, between Best Buy Stores, L.P., as landlord, and Grantor, as tenant (the "Mortgaged Lease") and which demises to Grantor certain premises more particularly described therein (the "Premises") and located on that certain tract or parcel of land

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more particularly described in Exhibit "A" attached hereto and incorporated herein by reference (the "Land"); TOGETHER WITH all of Grantor's right, title and interest in and to the Mortgaged Lease, and all modifications, extensions and renewals and assignments of the Mortgaged Lease and in and to all rights to renew or extend the term of the Mortgaged Lease, or to purchase the Premises leased pursuant to the Mortgaged Lease, and all credits, deposits, options, privileges and rights of Grantor, as tenant, under the Mortgaged Lease;

         (B) TOGETHER WITH all of Grantor's right, title and interest, to the extent granted to Grantor under the Mortgaged Lease, in and to (1) the buildings, structures and improvements of every nature whatsoever now or hereafter situated on the Land and constituting a part of the Premises, and (2) the fixtures, machinery, appliances, equipment, furniture and personal property of every nature whatsoever now or hereafter owned by Grantor and located in or on, attached to, and used or intended to be used in connection with or with the operation of, the Premises, or in connection with any construction being conducted or which may be conducted thereon, and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to all of the foregoing, and all of the right, title and interest of Grantor to the extent provided under the Mortgaged Lease in and to any such personal property and fixtures (hereinafter called the "Improvements").

         (C) TOGETHER WITH all of Grantor's right, title and interest, to the extent granted to Grantor under the Mortgaged Lease, in and to all easements, rights-of-way, gores of land, streets, ways, alleys, passages, sewer rights, water courses, water rights and powers, other real property and interests therein, and all appurtenances whatsoever, in any way belonging, relating or appertaining to any of the property described in paragraphs (A) and (B) hereof, or which hereafter shall in any way belong, relate or be appurtenant thereto.

         (D) TOGETHER WITH all of Grantor's right, title and interest, to the extent granted to Grantor under the Mortgaged Lease, in and to (i) all of the estate, right, title and interest of Grantor of, in and to all judgments, insurance proceeds, awards of damages and settlements hereafter made or resulting from condemnation proceedings or the taking of the Premises or any part thereof under the power of eminent domain, or for any damage (whether caused by such taking or otherwise) to the Premises any part thereof, or to any rights appurtenant thereto, and all proceeds of any sale or other disposition of the Premises or any part thereof; and Collateral Agent is, subject to the provisions of this Deed of Trust and the Mortgaged Lease, hereby authorized to collect and receive said awards and proceeds and to give proper receipts and acquittances therefor, and (if it so elects) to apply the same toward the payment of indebtedness and other sums secured hereby, notwithstanding the fact that the amount owing thereon may not then be due and payable; and (ii) all contract rights, general intangibles, actions and rights in action, including without limitation all rights to insurance proceeds and unearned premiums arising from or relating to the Premises; and (iii) all proceeds, products, replacements, additions, substitutions, renewals and accessions of and to the Premises.

         (E) TOGETHER WITH, subject to the rights of Collateral Agent under
Section 1.09 hereof, all right, title and interest of Grantor in and to any and all subleases now or hereafter on or affecting the Premises, and all books and records which contain payments made under the subleases and all security therefore and all rents, income and other benefits to which Grantor may now or hereafter be entitled to receive from the Premises.

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         (F) TOGETHER WITH (i) the Grantor's rights further to encumber the
Premises; and (ii) all of the Grantor's rights to enter into any sublease or sublease agreement.

         All of the property described in paragraphs (A), (B), (C), (D), (E) and
(F) above, and each item of property therein described, is hereinafter referred to collectively as the "Property."

         TO HAVE AND TO HOLD the Property and all parts thereof unto the Trustee, its successors and assigns, for the benefit of the Collateral Agent, its successors and assigns, forever upon the trust, terms and conditions contained herein.

         This Deed of Trust is executed and delivered by Grantor to secure the following described obligations, liabilities and indebtedness to Collateral Agent and Holders (hereinafter collectively referred as the "Obligations"):

         (a) All loans, advances, indebtedness, obligations and liabilities now or from time to time hereafter owing by Golfsmith International, Inc., a Delaware corporation (the "Borrower"), including the "Obligations" as defined in the Indenture, to Collateral Agent, Holders, and any other Person under the Indenture, or under any agreement, instrument or document executed or delivered to Collateral Agent or Holders in respect of the Indenture (all such agreements, instruments or documents, collectively, the "Indenture Documents") or the transactions contemplated thereby, pursuant to which Holders have duly authorized the creation of an issue of 8.375% Senior Notes due 2009 (the "Initial Notes") in the aggregate principal amount of $93,750,000.00, and Series B 8.375% Exchange Notes due 2009 (the "Exchange Notes," which may be issued in exchange for the certain of the Initial Notes as provided in the Indenture, and together with the Initial Notes and any Additional Notes, as defined in the Indenture, collectively, the "Notes") as described in the Indenture.

         (b) All indebtedness, obligations and liabilities of Grantor and the other Guarantors arising under the Guarantees (as defined in the Indenture);

         (c) All indebtedness, obligations and liabilities of Grantor arising under this Deed of Trust;

         (d) All advances made by Collateral Agent and the other Holders to protect or preserve the Property or the lien hereof on the Property, or for taxes, assessments, insurance premiums, or other advances authorized under the terms of this Deed of Trust (whether or not Grantor remains the owner of the Property at the time of such advance);

         (e) Any and all renewals, extensions, modifications, substitutions, replacements or consolidations of the indebtedness, liabilities and obligations described in paragraphs (a), (b), (c) or (d) above, and

         (f) All other obligations, liabilities and indebtedness of every kind and character now or hereafter owing by Borrower, Grantor or any Guarantor to Collateral Agent and/or Holders, however created, incurred or evidenced, direct or indirect, absolute or contingent, and whether owing under the Indenture, Indenture Documents, this Deed of Trust or the Notes, including without limitation, all "Obligations" (as defined in the Indenture) of the Grantor and Guarantors to Collateral Agent and Holders.

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         PROVIDED, HOWEVER, that if the Borrower, Grantor and Guarantors shall promptly pay or cause to be paid the Obligations secured hereby in accordance with the terms thereof when the same shall become due and payable and shall keep, perform and observe all the terms, conditions and requirements of the Notes, the Indenture, the Indenture Documents and of this Deed of Trust, then, upon complete payment and satisfaction thereof, this Deed of Trust shall be null and void and of no further force and effect and shall be released by Collateral Agent and Trustee upon the written request and at the expense of Grantor.

                                   ARTICLE ONE

                              COVENANTS OF GRANTOR

         Grantor covenants and agrees with the Trustee, Collateral Agent and Holders, or any successor in title as holder of the Obligations secured hereby, as follows:

         1.01 General Representations, Covenants and Warranties. Grantor represents, warrants and covenants that (a) Grantor is seized of a good and valid leasehold estate in and to the Premises, and has good right, full power and lawful authority to encumber the same as provided herein and Collateral Agent may, subject to the provisions of the Mortgaged Lease, at all times peaceably and quietly enter upon, hold, occupy and enjoy the Premises in accordance with the terms hereof; (b) the Property is free and clear of all liens, security interests, charges and encumbrances whatsoever except to the extent permitted by clauses (1), (2), (3), (4), (5), (8), (15) and (16) of the definition of Permitted Liens, as defined in the Indenture, and except for any liens, security interests, charges and encumbrances created or arising by, through or under the landlord under the Mortgaged Lease or its predecessors-in-title; (c) Grantor will maintain and preserve the lien of this Deed of Trust until the Obligations secured hereby have been paid in full; (d) the Premises has frontage on, and direct access of ingress, egress, and regress to, public rights of way; and (e) electric, gas, sewer, water facilities and any other necessary utilities are, and at all times hereafter shall be, available in sufficient capacity to service the Premises satisfactorily for its current use, and any easements necessary to the furnishing of such utility service to Grantor have been obtained.

         1.02 Compliance with Laws. To the extent Grantor is required to so comply under the Mortgaged Lease, Grantor covenants and warrants that the Premises presently complies in all material respects with and will continue to comply in all material respects with all applicable restrictive covenants, applicable zoning and subdivision ordinances and building codes, all applicable health and environmental laws and regulations and other applicable laws, rules and regulations which affect the Premises and the operations of Grantor on the Premises. If Grantor receives notice from any federal, state or other governmental body that it is not in compliance with any such covenant, ordinance, code, law or regulation, Grantor will provide Collateral Agent with a copy of such notice and comply or cause the landlord under the Mortgaged Lease to comply with the provisions of such notice promptly if failure to comply could reasonably be expected to result in a material adverse effect on the Premises or the use, operation or value thereof, or on the Grantor.

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         1.03 Taxes and Other Charges.

         (a) Taxes and Assessments. To the extent required under Section 4.04 of the Indenture or under the Mortgaged Lease, Grantor shall pay promptly when due all taxes, assessments, rates, dues, charges, fees, levies, fines, impositions, liabilities, obligations and encumbrances of every kind whatsoever now or hereafter imposed, levied or assessed upon or against the Premises or any part thereof, or upon or against this Deed of Trust or the Obligations secured hereby, or upon or against the security interest of Collateral Agent in the Premises, as well as all income taxes, assessments and other governmental charges levied and imposed by the United States of America or any state, county, municipality or other taxing authority upon or against Grantor or in respect of the Premises or any part thereof.

         (b) Mechanic's and Other Liens. Except to the extent permitted by clause (2) of the definition of Permitted Liens, as defined in the Indenture, Grantor shall not permit or suffer any mechanic's, laborer's, materialman's, statutory or other lien (other than any lien for taxes not yet due) to be created upon or filed against the Property.

         (c) Taxes Affecting Holders' Interest. Grantor will promptly pay all income, franchise and other taxes owing by Grantor and any stamp, documentary, recordation and transfer taxes or other taxes (unless such payment by Grantor is prohibited by law) which may be required to be paid with respect to this Deed of Trust or any instrument evidencing or securing any of the Obligations. In the event of the enactment after this date of any law of any governmental entity applicable to Collateral Agent, the Obligations, the Property or this Deed of Trust imposing upon Collateral Agent the payment of the whole or any part of the taxes or assessments or charges or liens herein required to be paid by Grantor, or changing in any way the laws relating to the taxation of deeds of trust or mortgages or security agreements or debts secured by deeds of trust or mortgages or security agreements or the interest of the mortgagee or secured party in the property covered thereby, or the manner of collection of such taxes, so as to affect this Deed of Trust or the Obligations or Collateral Agent, then, and in any such event, Grantor, upon demand by Collateral Agent, shall pay such taxes, assessments, charges or liens, or reimburse Collateral Agent therefor.

         (d) Tax Escrow. In order to secure the performance and discharge of Grantor's obligations under this Section 1.03, but not in lieu of such obligations, and to the extent Grantor is not required to pay such sums to the landlord under the Mortgaged Lease, Grantor, upon Collateral Agent's request after the occurrence of and during the continuance of an Event of Default, will pay over to Collateral Agent an amount equal to one-twelfth (1/12th) of the next maturing annual ad valorem taxes, assessments and charges (which taxes, assessments and charges, for purposes of this paragraph, shall include without limitation water and sewer rents, and shall hereinafter be collectively called "Taxes") of the nature described in Section 1.03(a) for each month that has elapsed since the last date to which the Taxes were paid; and Grantor will, in addition, upon Collateral Agent's request, pay over to Collateral Agent together with each installment of the Obligations sufficient funds (as estimated from time to time by Collateral Agent in its sole discretion) to permit Collateral Agent to pay when due the Taxes. Upon Collateral Agent's request, Grantor shall also deliver to Collateral Agent such additional monies as are required to make up any deficiencies in the amounts necessary to enable Collateral Agent to pay the Taxes. In such case, Collateral Agent must timely pay the Taxes or return the

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additional monies to Grantor to allow Grantor to pay such Taxes. Such deposits shall not be, nor be deemed to be, trust funds but may be commingled with the general funds of Collateral Agent, and no interest shall be payable in respect thereof. Upon the occurrence of an Event of Default, Collateral Agent may apply to the reduction of the Obligations secured hereby, in such manner as Collateral Agent shall determine, any amount under this Section 1.03(d) remaining to Grantor's credit.

         (e) No Credit Against the Obligations Secured Hereby. Neither Borrower nor Grantor shall claim, demand or be entitled to receive any credit, against the principal or interest payable on the Obligations for so much of the Taxes assessed against the Property of any part thereof or that are applicable to the Obligations secured hereby or to Collateral Agent's interest in the Property. No deduction shall be claimed from the taxable value of the Property or any part thereof by reason of the Obligations, this Deed of Trust or any other instrument securing the Obligations.

         1.04 Insurance.

         (a) Grantor shall, at its sole expense, keep the Premises insured in such amounts and against such risks and damages as is required under Section
4.05 of the Indenture. All policies of insurance shall contain an endorsement, in form and substance reasonably acceptable to Collateral Agent, showing loss payable to Collateral Agent as its interests appear. Such endorsement, or an independent instrument delivered to Collateral Agent, shall provide that the insurance companies will give Collateral Agent at least fifteen (15) days prior written notice before any such policy or policies of insurance shall be altered in any way that may affect Collateral Agent's rights thereunder or cancelled and that no act of default of Grantor or any other person shall affect the right of Collateral Agent to recover under such policy or policies or insurance in case of loss or damage (10 days in the case of cancellation for non-payment of premium).

         (b) In order to secure the performance and discharge of Grantor's obligations under this Section 1.04(b), but not in lieu of such obligations and to the extent Grantor is not required to pay such sums to the landlord under the Mortgaged Lease, Grantor, upon Collateral Agent's request after the occurrence of and during the continuance of an Event of Default, will pay over to Collateral Agent an amount equal to one-twelfth (1/12th) of the next maturing annual insurance premiums for each month that has elapsed since the last date to which such premiums were paid; and Grantor will, in addition, upon Collateral Agent's request, pay over to Collateral Agent together with each installment on the Obligations sufficient funds (as estimated from time to time by Collateral Agent in its sole discretion) to permit Collateral Agent to pay said premiums when due. Such deposits shall not be, nor be deemed to be, trust funds but may be commingled with the general funds of Collateral Agent, and no interest shall be payable in respect thereof. Upon Collateral Agent's request, Grantor shall also deliver to Collateral Agent such additional monies as are necessary to make up any deficiencies in the amounts necessary to enable Collateral Agent to pay such premiums when due. In such case, Collateral Agent must timely pay the premiums or return the additional monies to Grantor to allow Grantor to pay the premiums.

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         (c) Pursuant to its rights granted hereunder in all proceeds from any insurance policies, Collateral Agent is hereby authorized and empowered at its option to adjust or compromise any loss under any insurance policies on the Premises and to collect and receive the proceeds from any such policy or policies. Each insurance company is hereby authorized and directed to make payment for all such losses directly to Collateral Agent alone and not to Grantor and Collateral Agent jointly. After deducting from such insurance proceeds any expenses incurred by Collateral Agent and the other Holders in the collection or handling of such funds, the net proceeds received by Collateral Agent shall apply such amounts as requested by Grantor for the restoration. In no event, however, shall any advance be made which will result in the funds remaining with Collateral Agent being less than the cost of completion of restoration of the Premises as estimated by an architect or engineer reasonably satisfactory to Collateral Agent. If, upon completion of restoration of the Premises there remain funds with Collateral Agent, Collateral Agent shall pay the remaining funds. Any funds applied against the Obligations secured hereby shall be applied to particular Obligations, whether then matured or to mature in the future, in accordance with the terms of the Indenture. Although Collateral Agent intends to use its best efforts to collect such payments in a timely fashion, Collateral Agent shall not be responsible for any failure to collect any insurance proceeds due under the terms of any policy regardless of the cause of such failure. The provisions of this Section 1.04 are subject to any provisions of the Mortgaged Lease pertaining to the maintenance, collection, use and application of insurance proceeds.

         (d) Non-Impairment of Collateral Agent's Rights. Nothing contained in either of Sections 1.03(d) and 1.04(b) shall be deemed to affect any right or remedy of Collateral Agent under any provision of this Deed of Trust or of any statute or rule of law to pay any amount required to be paid by Sections 1.03(d) and 1.04(b) and to add the amount so paid to the Obligations hereby secured. Although Collateral Agent intends to use its best efforts to make such payments in a timely fashion, the arrangements provided in Sections 1.03(d) and 1.04(b) are solely for the added protection of Collateral Agent and the other Holders and entail no responsibility on Collateral Agent's or Holders' part beyond the allowing of due credit, without interest, for sums actually received by it. Upon assignment of this Deed of Trust, any funds on hand shall be turned over to the assignee and any responsibility of Collateral Agent with respect thereto shall terminate.

         1.05 Condemnation. Collateral Agent shall be entitled to all compensation, awards, damages, claims, rights of action and proceeds of, or on account of, any damage or taking through condemnation and is hereby authorized, at its option, to commence, appear in and prosecute in its own or the Grantor's name any action or proceeding relating to any condemnation and to settle or compromise any claim in connection therewith. All such compensation, awards, damages, claims, rights of action and proceeds, and any other payments or relief, and the right thereto, are included in the Property and Collateral Agent and the other Holders, after deducting therefrom all of their expenses including reasonable attorneys' fees incurred in the collection or handling of such funds, shall apply such amounts as requested by Grantor for the restoration of the Premises. In no event, however, shall any advance be made which will result in the funds remaining with Collateral Agent being less than the cost of completion of restoration of the Premises as estimated by an architect or engineer reasonably satisfactory to Collateral Agent. If, upon completion of restoration of the Premises there remain funds with Collateral Agent, Collateral Agent shall pay the remaining funds to Grantor. Grantor

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agrees to execute such further assignments of any compensation, awards, damages, claims, rights of action and proceeds as Collateral Agent may reasonably require. Notwithstanding any such condemnation, Grantor shall continue to pay interest, computed at the rate provided in the Notes, on the entire unpaid principal amount thereof. The provisions of this Section 1.05 are subject to any provisions of the Mortgaged Lease pertaining to the collection, use and application of any compensation, awards, damages, claims, rights of action and proceeds insurance proceeds.

         1.06 Care of Property.

         (a) Grantor shall preserve and maintain the Property in good condition and repair, ordinary wear and tear excepted. Grantor shall not permit, commit or suffer any material waste, impairment or deterioration of the Property or of any part thereof, and will not take any action which will materially increase the risk of fire or other hazard to the Property or to any part thereof.

         (b) Grantor will not, without the prior written consent of Collateral Agent, (i) remove from the Premises any fixtures or personal property covered by this Deed of Trust which materially impairs the value of the Property or (ii) make any structural alteration to the Premises or any other alteration thereto which materially impairs the value thereof.

         (c) Collateral Agent may enter upon and inspect the Premises at any reasonable time during the life of this Deed of Trust and upon reasonable prior notice.

         1.07 Further Assurances. At any time and from time to time, upon Collateral Agent's reasonable request, Grantor shall make, execute and deliver, or cause to be made, executed and delivered, to Collateral Agent and where appropriate shall cause to be recorded or filed, and from time to time thereafter to be re-recorded and refiled at such time and in such offices and places as shall be deemed desirable by Collateral Agent, any and all such further deeds of trust, instruments or further assurance, certificates and other documents as Collateral Agent may consider necessary or desirable in order to effectuate, complete, or perfect, or to continue and preserve the respective obligations of Borrower and Grantor under the Notes, the Indenture Documents and this Deed of Trust, and the lien of this Deed of Trust as a lien upon all of the Property, whether now owned or hereafter acquired by Grantor. Upon any failure by Grantor to do so, Collateral Agent may make, execute, record, file, re-record or refile any and all such deeds of trust, instruments, certificates and documents for and in the name of Grantor, and Grantor hereby irrevocably appoints Collateral Agent as the agent and attorney-in-fact of Grantor to do so.

         1.08 Security Agreements and Financing Statements.

         (a) Grantor (as debtor) hereby grants to Collateral Agent as creditor and secured party) a security interest in all fixtures, machinery, appliances, equipment, furniture and personal property of every nature whatsoever constituting part of the Property.

         (b) Grantor shall execute any and all such documents, including without limitation, financing statements pursuant to the applicable Uniform Commercial Code, as Collateral Agent may reasonably request, to preserve and maintain the priority of the lien created hereby on property which may be deemed personal property or fixtures, and shall pay to Collateral Agent

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on demand any expenses incurred by Collateral Agent and Holders in connection with the preparation, execution and filing of any such documents. This Deed of Trust shall also constitute a "fixture filing" for purposes of the applicable Uniform Commercial Code. Grantor hereby authorizes and empowers Collateral Agent to execute and file, on Grantor's behalf, all financing statements and refilings and continuations thereof as Collateral Agent reasonably deems necessary or advisable to create, preserve and protect said lien. This Deed of Trust shall be deemed a security agreement as defined in said Uniform Commercial Code and the remedies for any violation of the covenants, terms and conditions of the agreements herein contained shall be (i) as prescribed herein, (ii) by general law, or (iii) as to such part of the security which is also reflected in said financing statement by the specific statutory consequences now or hereafter enacted and specified in the Uniform Commercial Code, all at Collateral Agent's sole election.

         (c) Grantor and Collateral Agent agree that the filing of a financing statement in the records normally having to do with personal property shall never be construed as in any way derogating from or impairing the express declaration and intention of the parties hereto, hereinabove stated, that everything used in connection with the production of income from the Property and/or adapted for use therein and/or which is described or reflected in this Deed of Trust is, and at all times and for all purposes and in all proceedings both legal or equitable, shall be regarded as part of the real estate encumbered by this Deed of Trust irrespective of whether (i) any such item is physically attached to the Improvements, (ii) serial numbers are used for the better identification of certain equipment items capable of being thus identified in a recital contained herein or in any list filed with Collateral Agent, or (iii) any such item is referred to or reflected in any such financing statement so filed at any time. Similarly, the mention in any such financing statement of (1) rights in or to the proceeds of any fire and/or hazard insurance policy, or (2) any award in eminent domain proceedings for a taking or for loss of value, or
(3) Grantor's interest as lessor in any present or future lease or rights to income growing out of the use and/or occupancy of the Property, whether pursuant to lease or otherwise, shall never be construed as in any way altering any of the rights of Collateral Agent as determined by this instrument or impugning the priority of the lien granted hereby or by any other recorded document, but such mention in the financing statement is declared to be for the protection of Holders in the event any court or judge shall at any time hold with respect to
(1), (2) and (3) that notice of the priority of the interest of Collateral Agent and the other Holders to be effective against a particular class of persons, including but not limited to the federal government and any subdivisions or entity of the federal government, must be filed in the Uniform Commercial Code records.

         1.09 Assignment of Leases and Rents. To facilitate the payment and performance of the Obligations, Grantor hereby absolutely transfers and assigns to Collateral Agent all right, title and interest of Grantor in and to any and all subleases now or hereafter on or affecting the Premises, and all books and records which contain payments made under the subleases and all security therefore and all rents, income and other benefits to which Grantor may now or hereafter be entitled to receive from the Premises to be applied against the indebtedness and other sums secured hereby; provided, however, that permission is hereby given to Grantor, so long as no Event of Default (as defined in Section 2.01) has occurred hereunder and is continuing, to collect and use such rents, income and other benefits as they become due and payable, but not more than one (1) month in advance thereof. Upon the occurrence of any such Event of Default, the permission hereby given to Grantor to collect such rents, income and other benefits from the Premises shall terminate and such permission shall be reinstated upon a cure of such Event of

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Default. The foregoing provisions hereof shall constitute an absolute and present assignment of the rents, income and other benefits from the Premises, subject, however, to the conditional permission given to Grantor to collect and use such rents, income and other benefits as hereinabove provided; and the existence or exercise of such right of Grantor shall not operate to subordinate this assignment to any subsequent assignment, in whole or in part, by Grantor, and any such subsequent assignment by Grantor shall be subject to the rights of the Trustee and Collateral Agent hereunder. The assignment contained herein shall be fully operative without any further action on the part of either party and specifically Collateral Agent shall be entitled, at its option, upon the occurrence and during the continuance of an Event of Default hereunder, to all rents, income and other benefits from the Premises whether or not Collateral Agent or Holders take possession of such property. Grantor hereby further grants to Collateral Agent the right after the occurrence and during the continuance of an Event of Default (i) to enter upon and take possession of the Premises for the purpose of collecting the said rents, income and other benefits, (ii) to dispossess by the usual summary ejectment proceedings any tenant, (iii) to let the Premises or any part thereof, and (iv) to apply said rents, income and other benefits, after payment of all necessary charges and expenses, on account of the Obligations secured hereby. Such assignment and grant shall continue in effect until the Obligations secured hereby are paid, the execution of this Deed of Trust constituting and evidencing the irrevocable consent of Grantor to the entry upon and taking possession of the Premises by Collateral Agent pursuant to such grant, whether or not foreclosure has been instituted. Neither the exercise of any rights under this paragraph by Collateral Agent nor the application of any such rents, income or other benefits to the Obligations secured hereby, shall cure or waive any default or notice of default hereunder or invalidate any act done pursuant hereto or to any such notice, but shall be cumulative of all other rights and remedies. Neither this assignment nor the receipt of rents, income and other benefits by Collateral Agent shall effect a pro tanto payment of the indebtedness evidenced by or arising under the obligations, and such rents shall be applied as provided in Section 3.10 hereof.

         1.10 After-Acquired Property. To the extent permitted by and subject to applicable law, the lien of this Deed of Trust will automatically attach, without further act, to all after-acquired property located in or on, or attached to the Property or any part thereof.

         1.11 SubLeases Affecting Encumbered Property. Grantor represents that Grantor has delivered to Collateral Agent true, correct and complete copies of all subleases of any portion of the Premises, that all such subleases are presently in effect and that no default by Grantor exists in such subleases. As any such sublease shall expire or terminate or as any new sublease shall be made, Grantor shall so notify Collateral Agent in order that at all times Collateral Agent shall have a current list of all subleases affecting the Premises. The assignment contained in Section 1.09 of this Deed of Trust shall not be deemed to impose upon Collateral Agent any of the obligations or duties of Grantor provided in any such sublease (including, without limitation, any liability under the covenant of quiet enjoyment contained in any sublease in the event that any tenant shall have been joined as a party defendant in any action to foreclose this Deed of Trust and shall have been barred and foreclosed thereby of all right, title and interest and equity of redemption in the Property or any part thereof), and Grantor shall comply with and observe its obligations in all material respects as landlord under all subleases affecting the Property or any part thereof. Grantor, if required by Collateral Agent, shall furnish promptly to Collateral Agent original or certified copies of all such subleases now existing or hereafter created. Grantor shall not, without the express prior written consent of Collateral Agent, enter into any sublease affecting the Property, or amend, modify, extend, terminate or cancel, accept the surrender of, subordinate, accelerate the payment of rent as to, or change the terms of any renewal option of any such sublease now existing or hereafter created, or permit or suffer an assignment or sublease. Grantor shall not accept payment of rent more than one (1) month in advance without the prior written consent of Collateral Agent.

         With respect to the assignment contained in Section 1.09 of this Deed of Trust, Grantor shall, from time to time upon request of Collateral Agent, specifically assign to Collateral Agent as additional security hereunder, by an instrument in writing in such form as may be approved by Collateral Agent in its reasonable discretion, all right, title and interest of Grantor in and to any and all subleases now or hereafter on or affecting the Property, together with all security therefor and all monies payable thereunder, subject to the conditional permission hereinabove given to Grantor to collect the rentals under any such sublease. Grantor shall also execute and deliver to Collateral Agent any notification, financing statement or other document reasonably required by Collateral Agent to perfect the foregoing assignment as to any such sublease. The provisions of this Section 1.12 shall be subject to the provisions of
Section 1.09.

         1.12 Collateral Agent's Performance of Defaults. If Grantor defaults in the payment of any tax, assessment, encumbrance or other imposition, in its obligation to furnish insurance hereunder, or in the performance or observance of any other covenant, condition or term in this Deed of Trust, the Indenture Documents or the Notes, Collateral Agent may, to preserve its interest in the Property, perform or observe the same, and all payments made (whether such payments are regular or accelerated payments) and costs and expenses incurred or paid by Collateral Agent in connection therewith shall become due and payable immediately. The amounts so incurred or paid by Collateral Agent together with interest thereon at the rate per annum specified in Section 2.13 of the Indenture from the date incurred until paid by Grantor, shall be added to the Obligations and secured by the lien of this Deed of Trust. Collateral Agent is hereby empowered to enter and authorize others to enter upon the Premises or any part thereof for the purposes of performing or observing any such defaulted covenant, condition or term, without thereby becoming liable to Grantor or any person in possession holding under Grantor.

         1.13 Use of Property. Grantor covenants that the Property will be used for the purposes set forth in the Mortgaged Lease.

         1.14 Required Notices. Grantor shall notify Collateral Agent promptly of the occurrence of any of the following: (i) receipt of any material notice from any governmental authority relating to the Property; (ii) receipt of any material notice from any tenant leasing all or any portion of the Premises;
(iii) any material change in the occupancy of the Premises; (iv) receipt of any material notice from the holder of any lien or security interest in the Property; or (v) commencement of any judicial or administrative proceedings by or against or otherwise affecting the Property.

         1.15 Covenants Regarding Mortgaged Lease.

         (a) Grantor hereby warrants and represents as follows: (i) the Mortgaged Lease is in full force and effect, and, except as disclosed in writing to Collateral Agent, unmodified by any writing or otherwise; (ii) all rent and other charges and impositions reserved therein have been paid to the extent they are payable to the date hereof; (iii) Grantor enjoys the quiet and peaceful possession of the Premises demised thereby; (iv) Grantor is not in default under any of the terms thereof, there are no circumstances which, with the passage of time or the giving of notice or both, would constitute an event of default thereunder; and (v) the landlord under the Mortgaged Lease is not in default under any of the terms or provisions thereof on the part of the landlord to be observed or performed.

         (b) Further, with respect to the Mortgaged Lease, Grantor covenants and agrees as follows: (i) to promptly and faithfully observe, perform and comply with all of the material terms, covenants and provisions thereof on its part to be observed, performed and complied with, at all times set forth therein; (ii) not to do, permit, suffer or refrain from doing anything, as a result of which, there would be a default under or a breach of any of the terms thereof; (iii) not to cancel, surrender, modify, amend or in any way alter or permit the alteration of any of the material terms of the Mortgaged Lease; (iv) to give the Collateral Agent immediate notice of any default by anyone thereunder and to promptly deliver to the Collateral Agent a copy of each notice of default received or delivered by Grantor in connection therewith; (v) to furnish to the Collateral Agent copies of such information and evidence as the Collateral Agent may reasonably require concerning Grantor's due observance, performance and compliance with the terms, covenants and provisions thereof; and (vi) that any default of Grantor under the Mortgaged Lease shall constitute an additional Event of Default under this Deed of Trust.

         (c) In the event of any default by Grantor in the performance of any of its obligations under the Mortgaged Lease, including, without limitation, any default in the payment of rent and other charges and impositions made payable by the lessee thereunder, then, in each and every case, Collateral Agent may, at its option and without notice, cause the default or defaults to be remedied and otherwise exercise any and all of the rights of Grantor therein in the name of and on behalf of Grantor. Grantor shall, on demand, reimburse Collateral Agent, as applicable, for all advances made and expenses incurred by Collateral Agent in curing any such default (including, without limitation, reasonable attorneys' fees).

         (e) It is hereby agreed that the fee title and the leasehold estate in the property demised by the Mortgaged Lease shall not merge but shall always be kept separate and distinct, notwithstanding the union of said estates in Grantor or a third party whether by purchase or otherwise. If Grantor acquires the fee title or any other estate, title or interest in the property demised by the Mortgaged Lease, or any part thereof, the lien of the Mortgage shall attach to, cover and be a lien upon such acquired estate, title or interest and the same shall thereupon be and become a part of the Mortgaged Property with the same force and effect as if specifically encumbered therein. Grantor agrees to execute all instruments and documents which Collateral Agent may reasonably require to ratify, confirm and further evidence Collateral Agent's lien on the acquired estate, title or interest. Furthermore, Grantor hereby appoints Collateral Agent its true and lawful attorney-in-fact to execute and deliver all such instruments and documents in the name and on behalf of Grantor.

         (f) If the Mortgaged Lease is cancelled or terminated, and if Collateral Agent or a nominee of Collateral Agent shall enter into any new lease of the property demised thereby,

Grantor shall have no right, title or interest in or to the new lease or the leasehold estate created by such new lease.

         (g) Notwithstanding anything to the contrary contained herein, this Deed of Trust shall not constitute an assignment of the Mortgaged Lease within the meaning of any provisions thereof prohibiting their assignment, and Collateral Agent, as applicable, shall have no liability or obligation thereunder by reason of its acceptance of this Deed of Trust. Collateral Agent, as applicable, shall be liable for the obligations of the lessee arising under the Mortgaged Lease for only that period of time which Collateral Agent is in possession of the Mortgaged Property or has acquired, by foreclosure or otherwise, and is holding all of Grantor's right, title and interest therein.

         (h) Notwithstanding anything contained herein to the contrary, and in addition to any rights, privileges and remedies granted to Collateral Agent elsewhere in this Deed of Trust, Collateral Agent shall have, and Grantor hereby grants to Collateral Agent, any and all rights, privileges and remedies of leasehold lenders provided for in the Mortgaged Lease without the necessity of particularly specifying any or all of such rights, privileges and remedies that are or could be granted to leasehold Collateral Agents pursuant to the Mortgaged Lease.

         (i) Notwithstanding anything contained herein to the contrary, to the extent the any of the covenants and obligations of Grantor hereunder, or any of the rights granted to Collateral Agent hereunder, conflict with the provisions of the Mortgaged Lease, the provisions of the Mortgaged Lease shall control, and Grantor shall not be required to take any action hereunder nor shall Collateral Agent be entitled to exercise any rights hereunder that are not permitted under the provisions of the Mortgaged Lease.

         1.16 Future Indebtedness of Grantor. The lien of this Deed of Trust secures, as of the date hereof, without further act, all Obligations of Borrower and Grantor to Collateral Agent and the other Holders, including any and all future loans and advances made by Collateral Agent and the other Holders pursuant to the Indenture to or for the benefit of Borrower or Grantor from time to time hereafter.

                                   ARTICLE TWO

                                    DEFAULTS

         2.01 Event of Default. The term "Event of Default", wherever used in this Deed of Trust, shall mean the occurrence of an "Event of Default" as such term is defined in Section 6.01 of the Indenture.

                                  ARTICLE THREE

                                    REMEDIES

         3.01 Acceleration of Maturity. If an Event of Default shall have occurred and be continuing, then all of the Obligations secured hereby shall, at Collateral Agent's option, immediately become due and payable without notice or demand, time being of the essence hereof; and no omission on the part of Collateral Agent to exercise such option when entitled to do so shall be construed as a waiver of such right, provided that upon an Event of Default under clauses (7) or (8) of the definition of "Event of Default" in
Section 6.01 of the Indenture, all Obligations shall immediately become due and payable.

         3.02 Collateral Agent's Power of Enforcement. If an Event of Default shall have occurred and be continuing, Collateral Agent may, either with or without entry or taking possession as hereinabove provided or otherwise, and without regard to whether or not the Obligations shall be due and without prejudice to the right of Collateral Agent or Holders thereafter to bring an action of foreclosure or any other action for any default existing at the time such earlier action was commenced, proceed by any appropriate action or proceeding: (a) to enforce payment of the Obligations or the performance of any term hereof or any other right; (b) to exercise the power of sale provided herein, (c) to foreclose this Deed of Trust in the manner provided by law for the foreclosure of a real property mortgage, and (d) to pursue any other remedy available to it. Collateral Agent shall take action either by such proceedings or by the exercise of its power with respect to entry or taking possession, or both, as Collateral Agent may determine.

         3.03 Collateral Agent's Right to Enter and Take Possession, Operate and Apply Income.

         (a) If an Event of Default shall have occurred and be continuing, (i) Grantor upon demand of Collateral Agent shall forthwith surrender to Collateral Agent the actual possession and if and to the extent permitted by law, Collateral Agent itself, or by such officers or agents as it may appoint, may enter upon and take possession of the Property and may exclude Grantor and its agents and employees wholly therefrom and may have joint access with Grantor to the books, papers and accounts of Grantor; and (ii) Grantor will pay monthly in advance to Collateral Agent on Collateral Agent's entry into possession, or to any receiver appointed to collect the rents, income and other benefits of the Property, the fair and reasonable rental value for the use and occupation of such part of the Property as may be in possession of Grantor, and upon default in any such payment will vacate and surrender possession of such part of the Property to Collateral Agent or to such receiver and, in default thereof, Grantor may be evicted by summary proceedings or otherwise.

         (b) If Grantor shall for any reason fail to surrender or deliver the Property or any part thereof after Collateral Agent's demand, Collateral Agent may obtain a judgment or decree, on behalf of all of the Holders, conferring on Collateral Agent the right to immediate possession or requiring Grantor to deliver immediate possession of all or part of the Property to Collateral Agent, to the entry of which judgment or decree Grantor hereby specifically consents. Grantor shall pay to Collateral Agent, upon demand, all reasonable costs and expenses of obtaining such judgment or decree and compensation to Collateral Agent and the other Holders, its attorneys and agents, and all such costs, expenses and compensation shall, until paid, be secured by the lien of this Deed of Trust.

         (c) Upon every such entering upon or taking of possession of the Property under this Section 3.03, Collateral Agent may hold, store, use, operate, manage and control the Property and conduct the business thereof, and, from time to time:

                  (i) Make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and purchase or otherwise acquire additional fixtures, personalty and other property;

                  (ii) Insure or keep the Property insured;

                  (iii) Manage and operate the Property and exercise all the rights and powers of Grantor in its name or otherwise with respect to the same;

                  (iv) Enter into agreements with others to exercise the powers herein granted Collateral Agent, all as Collateral Agent from time to time may determine; and Collateral Agent may collect and receive all the rents, income and other benefits thereof, including those past due as well as those accruing thereafter; and shall apply the monies so received by Collateral Agent in such priority as Collateral Agent may determine to (1) the payment of the Obligations; (2) the deposits for taxes and assessments and insurance premiums due; (3) the cost of insurance, taxes, assessments and proper charges upon the Property or any part thereof; (4) the expenses of operating, maintaining, repairing and improving the Property, including with limitation renting commissions and rental collection commissions paid to Collateral Agent or agent on behalf of Collateral Agent and the other Holders or of the receiver; and (5) the reasonable compensation, expenses and disbursements of the agents, attorneys and other representatives of Collateral Agent. All costs, expenses and liabilities of every character incurred by Collateral Agent in managing, operating and maintaining the Property shall constitute additional Obligations secured hereby. While in possession of the Property, Collateral Agent or the receiver shall be liable to account only for the rents, issues and profits actually received.

Collateral Agent shall surrender possession of the Property to Grantor only when all Obligations secured hereby and all amounts under any of the terms of this Deed of Trust shall have been paid and all defaults cured or waived. The same right of taking possession, however, shall exist if any subsequent Event of Default shall occur and be continuing.

         3.04 Foreclosure.

         (a) If an Event of Default shall have occurred and be continuing, the Beneficiary may do any of the following:

                  (i) Give such notice of default and of election to cause the Property to be sold as may be required by law or as may be necessary to cause Trustee to exercise the power of sale granted herein. Trustee shall then record and give such notice of trustee's sale as then required by law and, after the expiration of such time as may be required by law, may sell the Property at the time and place specified in the notice of sale, as a whole or in separate parcels as directed by Collateral Agent, or by Grantor to the extent required by law, at public auction to the highest bidder for cash in lawful money of the United States, payable at time of sale, all in accordance with applicable law. Trustee, from time to time, may postpone or continue the sale of all or any portion of the Property by public declaration at the time and place last appointed for the sale. No other notice of the postponed sale shall be required except as required by applicable law. Upon any sale, Trustee shall deliver its deed conveying the property sold, without any covenant or warranty, express or implied, to the purchaser or purchasers at the sale. The recitals in such deed of any matters or facts shall be conclusive as to the accuracy thereof. Any person, including Grantor, Trustee or Agent, may purchase at the sale. The Trustee may sell and convey the Property under the power aforesaid, although the Trustee has been, may now be or may hereafter be attorney or agent of the Collateral Agent in respect to the loan made by the Lenders evidenced by the Obligations or this Deed of Trust or in respect to any matter of business whatsoever.

                  (ii) Commence proceedings for the foreclosure of this Deed of Trust in the manner provided by law for the foreclosure of a real property mortgage.

         (b) Subject to applicable law, the following provisions shall apply to any sale or sales of all or any portion of the Property under or by virtue of this Section 3.04, whether made under the power of sale herein granted or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale:

                  (iii) Trustee or the Collateral Agent, as applicable, may conduct any number of sales from time to time. The power of sale set forth in this Section 3.04 shall not be exhausted by any one or more of such sales as to any part of the Property which shall not have been sold, nor by any sale which is not completed or is defective in the opinion of Trustee or the Collateral Agent, until the Obligations paid in full and completely discharged.

                  (iv) Any sale may be postponed or adjourned by public announcement at the time and place appointed for such sale or for such postponed or adjourned sale.

                  (v) After each sale, Trustee or the Collateral Agent as applicable, or an officer of any court empowered to do so, shall execute and deliver to the purchaser or purchasers at such sale a deed or other good and sufficient instrument or instruments granting, conveying, assigning and transferring all right, title and interest of Grantor in and to the property and rights sold and shall receive the proceeds of said sale or sales and apply the same as herein provided. Trustee and the Collateral Agent, as applicable, are hereby appointed the true and lawful attorney-in-fact of Grantor (the Trustee and the Collateral Agent each being hereby appointed to be a separate and distinct attorney-in-fact and each such attorney-in-fact may use this power separately or in conjunction with the other), each such appointment is irrevocable and shall be deemed to be coupled with an interest, in Grantor's name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the property and rights so sold, and for that purpose Trustee or the Collateral Agent may execute all necessary instruments of conveyance, assignment, transfer and delivery, and may substitute one or more persons with like power, Grantor hereby ratifying and confirming all that said attorney or said substitute or substitutes shall lawfully do by virtue thereof. Nevertheless, Grantor, if requested by Trustee or the Collateral Agent, shall ratify and confirm any such sale or sales by executing and delivering to Trustee or the Collateral Agent, as applicable, or such purchaser or purchasers, all such instruments as may be advisable, in Trustee's or the Collateral Agent's judgment, for the purposes designated in such request.

                  (vi) Any and all statements of fact or other recitals made in any of the instruments referred to in this Section 3.04 , given by Trustee or the Collateral Agent, as applicable, as to nonpayment or nonperformance of the Obligations, or as to the occurrence of any Event of Default, or as to the Collateral Agent having declared all or any of the Obligations to be due and payable, or as to the request to sell, or as to notice of time, place and terms of sale and of the property or rights to be sold having been duly given, or as to refusal, failure or inability to act of Trustee or the Collateral Agent, or as to the appointment of any substitute or successor Trustee, or as to any other act or thing having been duly done by the Collateral Agent or by such Trustee, shall be taken as prima facie evidence of the truth of the facts so stated and recited. Trustee or the Collateral Agent, as applicable, may appoint or delegate any one or more persons as agents to perform any act or acts necessary or incidental to any sale so held, including the posting of notices and the conduct of sale, but in the name and on behalf of Trustee or the Collateral Agent, as applicable.

                  (vii) The receipt of Trustee or the Collateral Agent, as applicable, for the purchase money paid at any such sale, or the receipt of any other person authorized to give same, shall be sufficient discharge therefor to any purchaser of any property or rights sold as aforesaid, and no such purchaser, or its representatives, grantees or assigns, after paying such purchase price and receiving such receipt, shall be bound to see to the application of such purchase price or any part thereof upon or for any trust or purpose of this Deed of Trust or, in any manner whatsoever, be answerable for any loss, misapplication or nonapplication of any such purchase money, or part thereof, or be bound to inquire as to the authorization, necessity, expediency or regularity of any such sale.

                  (viii) Any such sale or sales shall operate to divest all of the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Grantor in and to the properties and rights so sold and shall be a perpetual bar both at law and in equity against Grantor and any and all persons claiming or who claim the same, or any part thereof, by, through or under Grantor to the fullest extent permitted by applicable law.

                  (ix) Upon any such sale or sales, the Collateral Agent or any holder of the Obligations may bid for and acquire the Property and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting against the Obligations the amount of the bid made therefor, after deducting therefrom the expenses of the sale, the cost of any enforcement proceeding hereunder and any other sums which Trustee or the Collateral Agent are authorized to deduct under the terms hereof, to the extent necessary to satisfy such bid.

                  (x) In the event that Grantor, or any person claiming by, through or under Grantor, shall transfer or refuse or fail to surrender possession of the Property after any sale thereof, then Grantor or such person shall be deemed a tenant at sufferance of the purchaser at such sale, subject to eviction by means of forcible entry and detainer proceedings, or subject to any other right or remedy available hereunder or under applicable law.

                  (xi) Upon any such sale, it shall not be necessary for Trustee, the Collateral Agent or any public officer acting under execution or order of court to have actual or constructive possession of any or all of the Property. Any such sale or sales held by the Trustee may be held by an agent appointed by the Trustee, which appointment shall be effective without any formality and which appointment need not be recorded.

                  (xii) Trustee or the Collateral Agent, as applicable, may, at any time before the sale of the Property, abandon the sale, and may institute suit for the collection of the Obligations and for the foreclosure of this Deed of Trust, or in the event that Trustee or the Collateral Agent, as applicable, should institute a suit for collection of the Obligations, for specific performance of any of the Obligations or for the foreclosure of this Deed of Trust, the Collateral Agent may at any time before the entry of final judgment in said suit dismiss the same and sell, or require Trustee to sell, the Property in accordance with the provisions of this Deed of Trust.

                  (xiii) Any foreclosure proceeding or proceedings, judicial or otherwise, may be for the complete foreclosure of this Deed of Trust or for the partial foreclosure of this Deed of Trust for the portion of the Obligations then due and payable, subject to the continuing lien of this Deed of Trust continuing unimpaired and without loss of priority so as to secure the balance of the Obligations not then due and payable.

                  (xiv) Any sale may include elements of real and/or personal property and, to the extent permitted by applicable law, Grantor may elect to deem all of the Property to be real property for purposes of such sale.

         (c) The purchase money proceeds or avails of any sale referred to in this Section 3.04, together with any other sums belonging to Grantor which may be held by Trustee or the Collateral Agent hereunder, whether under the provisions of this Deed of Trust or otherwise, shall, except as expressly provided to the contrary in this Deed of Trust or in the Credit Agreement, and except as otherwise required by applicable law, be applied as follows: First: To the payment of the costs and expenses of any such sale and of any judicial proceeding wherein the same may be made, including compensation to Trustee and the Collateral Agent and their respective agents and attorneys, and to the payment of all expenses, liabilities and advances made or incurred by Trustee or the Collateral Agent hereunder, together with interest thereon as provided herein, and all taxes, assessments and other charges (except any taxes, assessments or other charges subject to which the Property shall have been credited); Second: To the payment in full of the Obligations, including principal, interest, premium and fees in such order as the Collateral Agent may elect; Third: If and to the extent permitted by applicable law, to the creation of a reserve, to be set aside by Trustee or the Collateral Agent, as applicable, as adequate security in the Collateral Agent's judgment for the payment of sums which would have been paid by application under clauses First and Second above to Trustee or the Collateral Agent, arising out of an obligation or liability with respect to which Grantor has guaranteed or indemnified it, but which sums are not yet due and payable or liquidated; and Last: the surplus, if any, shall be paid to whosoever may be lawfully entitled to receive the same.

         3.05 Leases. This Deed of Trust may be foreclosed subject to the rights of any tenants of the Property, and the failure to make any such tenants parties defendant to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted by Grantor to be, a defense to any proceedings instituted by Collateral Agent to collect the sums secured hereby or to collect any deficiency remaining unpaid after the foreclosure sale of the Property.

         3.06 Waiver of Appraisement, Valuation, Stay, Extension and Redemption Laws. Grantor agrees to the full extent permitted by law that in case of a default in its part hereunder, neither Grantor nor anyone claiming through or under Grantor shall or will set up, claim or seek to take advantage of any appraisement, valuation, extension or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Deed of Trust or the absolute sale of the Property or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereat, and Grantor, for itself and all who may at any time claim through or under Grantor, hereby waives, to the full extent that Grantor may lawfully so do, the benefit of all such laws, and any and all right to have the assets comprising the Property marshaled upon any foreclosure of the lien hereof and agrees that Trustee or any court having jurisdiction to foreclose such lien may sell the Property in part or as an entirety.

         3.07 Receiver. If an Event of Default shall have occurred and be continuing, Collateral Agent, to the extent permitted by law and without regard to the value or adequacy of the security for the Obligations secured hereby, shall be entitled as a matter of right if it so elects to the appointment of a receiver to enter upon and take possession of the Property and to collect all rents, income and other benefits thereof and apply the same as the court may direct, and any such receiver shall be entitled to hold, store, use, operate, manage and control the Property and conduct the business thereof as would Collateral Agent pursuant to Section 3.03(c) above. The expenses, including receiver's fees, reasonable attorney's fees, costs and agent's compensation, incurred pursuant to the powers herein contained shall be secured by this Deed of Trust. The right to enter and take possession of and to manage and operate the Property and to collect all rents, income and other benefits thereof, whether by a receiver or otherwise, shall be cumulative to any other right or remedy hereunder or afforded by law and may be exercised concurrently therewith or independently thereof. Collateral Agent shall be liable to account only for such rents, income and other benefits actually received by Collateral Agent, whether received pursuant to this paragraph or Section 3.03. Notwithstanding the appointment of any receiver or other custodian, Collateral Agent shall be entitled as pledgee to the possession and control of any cash, deposit, or instruments at the time held by, or payable or deliverable under the terms of this Deed of Trust to, Collateral Agent.

         3.08 Suits to Protect the Property. Collateral Agent shall have the power and authority to institute and maintain any suits and proceedings as Collateral Agent may deem advisable (a) to prevent any impairment of the Property by any acts which may be unlawful or any violation of this Deed of Trust, (b) to preserve or protect its interest in the Property, and (c) to restrain the enforcement of or compliance with any legislation or other government enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement or compliance with such enactment, rule or order might impair the security hereunder or be prejudicial to Collateral Agent's or Holders' interest.

         3.09 Proofs of Claim. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceedings affecting Grantor or any guarantor, co-maker or endorser of any Grantor's obligations, its creditors or its 3.6 property, Collateral Agent, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have its claims allowed in such proceedings for the entire amount due and payable by Borrower or Grantor under this Deed of Trust, the Indenture, the Indenture Documents and any other instrument securing the Obligations, at the date of the institution of such proceedings, and for any additional amounts which may become due and payable by Borrower or Grantor after such date.

         3.10 Application of Monies by Collateral Agent.

         (a) Upon the occurrence and during the continuance of an Event of Default, Collateral Agent shall be entitled to sue for and to recover judgment against Borrower and/or Grantor for the whole amount of the Obligations due and unpaid together with costs and expenses, including without limitation, the reasonable compensation, expenses and disbursements of Collateral Agent's and Holders' agents, attorneys and other representatives, either before, after or during the pendency of any proceedings for the enforcement of this Deed of Trust, and the right of Collateral Agent to recover such judgment shall not be affected by any taking possession or foreclosure sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of the terms of this Deed of Trust, or the foreclosure of the lien hereof.

         (b) In case of a foreclosure sale of all or any part of the Property and the application of the proceeds of sale to the payment of the Obligations secured hereby, Collateral Agent shall be entitled to enforce payment of all Obligations then remaining due and unpaid and to recover judgment against Borrower and/or Grantor for any portion thereof remaining unpaid, with interest.

         (c) Grantor hereby agrees, to the extent permitted by law, that no recovery of any such judgment by Collateral Agent and no attachment or levy of any execution upon any of the Property or any other property shall in any way affect the lien of this Deed of Trust upon the Property or any part thereof or any lien, rights, powers or remedies of Holders hereunder, but such lien, rights, powers and remedies shall continue unimpaired as before.

         (d) Any monies collected or received by Collateral Agent under this
Section 3.10 shall be applied to the payment of reasonable compensation, expenses and disbursements of the agents, attorneys, and other representatives of Collateral Agent, and the balance remaining shall be applied to the payment of the Obligations secured hereby.

         (e) The provisions of this paragraph shall not be deemed to limit or otherwise modify the provisions of any guaranty of the Obligations of Guarantor to Collateral Agent.

         3.11 Delay or Omission: No Waiver. No delay or omission of Collateral Agent to exercise any right, power or remedy accruing upon any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to waive any such Event of Default or to constitute acquiescence therein. Every right, power and remedy given to Collateral Agent may be exercised from time to time and as often as may be deemed expedient by Collateral Agent.

         3.12 No Waiver of One Default to Affect Another. No waiver of any Event of Default hereunder shall extend to or affect any subsequent or any other Event of Default then existing, or impair any rights, powers or remedies consequent thereon. If Collateral Agent
(a) grants forbearance or an extension of time for the payment of any Obligations secured hereby; (b) takes other or additional security for the payment thereof; (c) waives or does not exercise any right granted in the Indenture; (d) releases any part of the Property from the lien of this Deed of Trust; (e) consents to the filing of any map, plat or replat of the Land; (f) consents to the granting of any easement on the Land; or (g) makes or consents to any agreement changing the terms of this Deed of Trust or subordinating the lien or any charge hereof, no such act or omission shall release, discharge, modify, change or affect the Obligations of Grantor. No such act or omission shall preclude Collateral Agent or Holders from exercising any right, power or privilege herein granted or intended to be granted in case of any Event of Default then existing or of any subsequent Event of Default nor shall the lien of this Deed of Trust be affected thereby.

         3.13 Discontinuance of Proceedings; Position of Parties Restored. If Trustee or Collateral Agent or Holders shall have proceeded to enforce any right or remedy under this Deed of Trust by foreclosure, entry or otherwise and such proceedings shall have been discontinued or abandoned for any reason, or such proceedings shall have resulted in a final determination adverse to Collateral Agent or Holders, then and in every such case Grantor and Collateral Agent shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Collateral Agent shall continue as if no such proceedings had occurred or had been taken.

         3.14 Remedies Cumulative. No right, power or remedy conferred upon or reserved to Collateral Agent by this Deed of Trust or the Notes is exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given under the Notes, or now or hereafter existing at law, in equity or by statute.

                                  ARTICLE FOUR

                 TRANSFER OR FURTHER ENCUMBRANCE OF THE PROPERTY

         4.01 Transfer of Further Encumbrance of the Property. In the event of any sale, conveyance, transfer, lease, pledge or further encumbrance of the Property or any interest in or any part of the Property, or any further assignment of rents from the Property without the prior written consent of Collateral Agent then, at Collateral Agent's option, Collateral Agent may declare all Obligations of Grantor to be due and payable immediately without demand or notice. Collateral Agent's consent shall be within its sole and absolute discretion.

                                  ARTICLE FIVE

                            MISCELLANEOUS PROVISIONS

         5.01 Successors and Assigns Included in Parties. Whenever one of the parties hereto is named or referred to herein, the heirs, personal representatives, successors and assigns of such party shall be included and all covenants and agreements contained in this Deed of Trust, by or on behalf of Grantor or Collateral Agent shall bind and inure to the benefit of their respective successors and assigns, whether so expressed or not.

         5.02 Addresses for Notices, Etc.

         (a) Except as may be otherwise provided herein, any notice, report, demand or other instrument authorized or required to be given or furnished under this Deed of Trust to Grantor or Collateral Agent shall be in writing, shall be sent by personal delivery or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, at the address set forth below:

         If to Collateral Agent at:      U.S. Bank Trust National Association
                                         Attn: Barbara A. Nastro, Vice President
                                         100 Wall Street, Suite 1600
                                         New York, NY 10050
                                         Facsimile No.: (212) 509-3384

         With a copy to:                 Dorsey & Whitney LLP
                                         Attn: Robert Rywkin, Esq.
                                         250 Park Avenue
                                         New York, NY 10177
                                         Facsimile No.: (215)953-7201

         If to Guarantor, at:            Golfsmith International, Inc.
                                         11000 North IH-35
                                         Austin, Texas 78753
                                         Attn: Estrellita J. Doolin
                                         Facsimile No.: (512) 837-1019]

         With a copy to:                 King & Spalding LLP
                                         Attn: Peter Storey, Esq.
                                         1185 Avenue of the Americas
                                         New York, NY 10036-4003
                                         Facsimile No.: (212)556-2222

         (b) Either party may change the address to which any such notice, report, demand or other instrument is to be delivered or mailed, by furnishing written notice of such change to the other party, but no such notice of change shall be effective unless and until received by such other party. All notices, reports, demands or other instruments authorized or required to be sent in accordance with this Section 5.02, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days (as defined in the Indenture) after the deposit thereof in the mail.

         5.03 Headings. The headings of the articles, sections, paragraphs and subdivisions of this Deed of Trust are for convenience of reference only, are not to be considered a part hereof, and shall not limit or expand or otherwise affect any of the terms hereof.

         5.04 Invalid Provisions to Affect No Others. In the event that any of the covenants, agreements, terms or provisions contained in the Notes shall be deemed invalid, illegal or unenforceable in any respect, the validity of the remaining covenants, agreements, terms or provisions contained in the Notes shall be in no way affected, prejudiced or disturbed thereby; and if any application of any term, restriction or covenant to any person or circumstances is deemed illegal or unenforceable, the application of such term, restriction or covenant to other persons and circumstances shall remain unaffected to the extent permitted by law.

         5.05 Changes, Etc. Neither this Deed of Trust nor any term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by Collateral Agent or Grantor, as the case may be, against which enforcement of the change, waiver, discharge or termination is sought. The modification hereof or of any of the Notes or the release of any part of the Property from the lien hereof shall not impair the priority of the lien of this Deed of Trust.

         5.06 Governing Law. THIS DEED OF TRUST SHALL BE GOVERNED, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ARIZONA.

         5.07 Substitution of Trustee. If Collateral Agent shall for any reason desire to remove the Trustee or any of his successors as Trustee hereunder, and to appoint a new Trustee in his place or stead, Collateral Agent shall have and is hereby granted full power and authority to remove the Trustee and to appoint his successor by instrument in writing, duly acknowledged or proved so as to entitle the same to be recorded and such new Trustee shall thereupon become successor to the title to the Property and the same shall become vested in him in trust for the purposes and objects of these presents, with all the power, duties, and obligations herein conferred on the Trustee, in the same manner and to the same effect as though he or it were named herein as Trustee.

         IN WITNESS WHEREOF, Grantor has caused this Deed of Trust to be duly executed under seal by its duly authorized officers on the day and year first above written.

                                         GOLFSMITH USA, LLC, a Delaware limited
                                         liability company

                                         By: Golfsmith Holdings, L.P., its
                                             sole member

                                             By: Golfsmith GP Holdings, Inc.,
                                                 its general partner

                                                 By: /s/ James Grover
                                                 ----------------------------
                                                 Name: James Grover
                                                 Title: Secretary

STATE OF NEW YORK      Section
                       Section
COUNTY OF NEW YORK     Section

This instrument was acknowledged before me on the 1st day of December, 2003 by James Grover, Secretary of Golfsmith GP Holdings, Inc., the general partner of Golfsmith Holdings, L.P., which is the sole member of Golfsmith USA, LLC, a Delaware limited liability company

/s/ Barrett D. Massey
--------------------------------
Notary Public, State of New York

                                         My Commission Expires: September 3,2006

/s/ Barrett D. Massey
--------------------------------
(Printed or Typed Name of Notary

         BARRETT D. MASSEY
  Notary Public, State of New York
          No. 01MA6079999
   Qualified in New York County
Commission Expires September 3, 2006

                                    EXHIBIT A
                                       TO
                                  DEED OF TRUST

                                Legal Description

                                   [Attached]

LEGAL DESCRIPTION - [ILLEGIBLE] VILLAGE PHASE I

THOSE PORTIONS OF PARCEL 4, AND NORTHSIGHT BOOLEVARD, AND NORTHSIGHT II, ACCORDING TO BOOK 315 OF MAPS, PAGE 125, AFFIDAVIT OF CORRECTION RECORDED IN DOCUMENT 88-312897, RECORDS OF MARICOPA COUNTY, ARIZONA, BEING A PORTION OF THE SOUTHEAST QUARTER OF SECTION 1, TOWNSHIP 3 NORTH, RANGE 4 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, MARICOPA COUNTY, ARIZONA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:


COMMENCING AT THE SOUTHEAST CORNER OF SAID SECTION 1, THENCE N.00 degrees 08'16"E. ALONG THE EAST LINE OF SAID SOUTHEAST QUARTER A DISTANCE OF 112.70 FEET; THENCE N.89 degrees 51'44"W. A DISTANCE OF 60.00 FEET TO A POINT ON THE WEST LINE OF THE EAST 60.00 FEET OF SAID SOUTHEAST QUARTER AND THE TRUE POINT OF BEGINNING. THENCE CONTINUING N.89 degrees 51'44"W. A DISTANCE OF 230.00 FEET; THENCE S.79 degrees 08'16"W. A DISTANCE OF 460.00 FEET; THENCE S.89 degrees 01'51"W. A DISTANCE OF 427.30 FEET TO A POINT OF CURVATURE CONCAVE WESTERLY WHOSE RADIUS BEARS S.86 degrees 46'02"W. A DISTANCE OF 1155.00 FEET, SAID POINT ALSO BEING ON THE EASTERLY RIGHT-OF-WAY LINE OF NORTHSIGHT BOOLEVARD; THENCE NORTH AND WESTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 30 degrees 37'49" A DISTANCE OF 617. 46 FEET TO A POINT OF REVERSE CURVATURE CONCAVE EASTERLY WHOSE RADIUS BEARS N.56 degrees 08'14"E. A DISTANCE OF 20.00 FEET; THENCE NORTH AND EASTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 86 degrees 48'35" A DISTANCE OF 30.00 FEET TO A POINT OF REVERSE CURVATURE CONCAVE NORTHESTERLY WHOSE RADIUS BEARS N.37 degrees 03'11"W. A DISTANCE OF 1855.00 FEET, SAID POINT OF CURVATURE ALSO BEING A POINT ON THE SOUTH RIGHT-OF-WAY LINE OF HAYDEN ROAD; THENCE NORTH AND EASTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 18 degrees 20'54" A DISTANCE OF 594.05 FEET; THENCE S.55 degrees 24'06"E. A DISTANCE OF 40.00 FEET; THENCE S.67 degrees 01'33"E. A DISTANCE OF 449.72 FEET; THENCE S.89 degrees 51'44"E. A DISTANCE OF
444.12 FEET TO A POINT ON A LINE 60.00 FEET WEST OF THE EAST LINE OF THE SOUTHEAST QUARTER OF SECTION 1; THENCE S.00 degrees 08'16"W. ALONG SAID LINE A DISTANCE OF 740.00 FEET TO THE TRUE POINT OF BEGINNING.

D.N.A. INC.
PROJECT NO. 94-427
MAY 3, 1995

         DISCLOSURE PURSUANT TO ARIZONA REVISED STATUTES SECTION 33-404

         The following information is provided pursuant to Section 33-404 of the Arizona Revised Statutes:

         The beneficiary under this Deed of Trust is acting pursuant to the authority granted to it under the Indenture, dated as of October 15, 2002, by and among Golfsmith International, Inc., a Delaware corporation, U.S. Bank Trust National Association, as Trustee and the Guarantors, as defined therein, for the benefit of the following, as the Holders:

Names and Addresses of the Holders:

Cede & Co., as nominee for the Depository Trust Company
c/o U.S Bank Trust National Association, as custodian for the Depository Trust Company
100 Wall Street
Suite 1600
New York, New York 10005
Attn: Corporate Trust Services